Exhibit 10.52

ABBOTT LABORATORIES
RESTRICTED STOCK UNIT AGREEMENT

This Agreement made «DateAwded» (the “Grant Date”), between Abbott Laboratories, an Illinois corporation (the “Company”), and «FirstMILast» (the “Employee”), for the grant by the Company to the Employee of a Restricted Stock Unit Award under the Company’s 1996 Incentive Stock Program (the “Plan”).  This Agreement incorporates and is subject to the provisions of the Program.  Terms used herein shall have the same meaning as in the Program, and in the event of any inconsistency between the provisions herein and the provisions of the Program, the Program shall control.

1.             Grant of Units.  Pursuant to action of the Compensation Committee of the Board of Directors of the Company, and in consideration of valuable services heretofore rendered and to be rendered by the Employee to the Company and of the agreements hereinafter set forth, the Company has granted to the Employee «NoShares12345» restricted stock units (the “Restricted Stock Units” or “Units” as used herein), representing the right to receive an equal number of common shares of the Company on the Delivery Date.  The “Delivery Date” of the shares (as defined in Sections 3, 4 and 5 below) shall be the respective dates on which the common shares of the Company shall be payable to the Employee after the Restriction (as defined in Section 2 below) on such Units lapse.  Unless indicated otherwise, the shares of stock shall be delivered in an equal number of shares (subject to rounding) as of each Delivery Date, if there is more than one Delivery Date applicable.  The shares shall be issued from the Company’s available treasury shares.  Prior to the Delivery Date(s), (a) the Employee shall not be treated as a shareholder as to those shares, and shall only have a contractual right to receive them, unsecured by any assets of the Company or the subsidiaries; (b) the Employee shall not be permitted to vote the Restricted Stock Units; and (c) the Employee’s right to receive such shares will be subject to the adjustment provisions relating to mergers, reorganizations, and similar events set forth in the Plan.  The Restricted Stock Units shall be subject to all of the restrictions hereinafter set forth.  The Employee shall be permitted to receive cash payments equal to the dividends and distributions paid on shares of stock (“Dividend Equivalents”) (other than dividends or distributions of securities of the Company which may be issued with respect to its shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent and on the same date as if each Unit were a share of stock, provided, however, that no Dividend Equivalents shall be payable to or for the benefit of the Employee with respect to dividends or distributions the record date for which occurs on or after either (i) the Employee has forfeited the Restricted Stock Units or (ii) the restrictions on the Restricted Stock Units have lapsed.

2.             Restriction.  Until the restriction imposed by this Section 2 (the “Restriction”) has lapsed pursuant to Section 3, 4 or 5 below, the Units shall not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of, and shall be subject to forfeiture as set forth in Section 7 below.

3.             Lapse of Restriction by Passage of Time.  During employment, the Restriction on one-third of the total number of Units (rounded up) will lapse and have no further force on the first anniversary of the Grant Date; the Restriction on an additional one-third of the total number of Units (rounded up) will lapse and have no further force on the second anniversary of the Grant Date; and the Restriction on the remaining Units will lapse and have no further force on the third anniversary of the Grant Date.  Subject to Sections 4, 5 and 6 below, Units with respect to which the Restriction has lapsed shall be paid in the form of common shares of the Company on the first, second and third anniversaries of the date of grant (each, a “Delivery Date”).

4.             Lapse of Restriction Due to Retirement.  Upon the Employee’s termination of employment due to retirement, the Units shall be settled in the form of common shares of the Company on the Delivery Dates set forth in Section 3 above occurring after the date of such retirement as if the Employee had remained employed on such Delivery Dates.

5.             Lapse of Restriction by Death or Disability.  The Restriction shall lapse and have no further force or effect upon the Employee’s death or disability.  Any Units that have not previously been paid out on a Delivery Date set forth in Section 3 above shall be settled in the form of Company common stock on the date of death or disability, as the case may be.

6.             Forfeiture of Units.  In the event of termination of the Employee’s employment with the Company, other than under the circumstances described in Sections 4 or 5 above, (including without limitation due to the Employee’s voluntary resignation (other than due to retirement) or involuntary discharge for cause), any Units with respect to which the Restriction has not lapsed as of the date of termination, shall be forfeited as of the date of termination, without consideration to the Employee or his executor, administrator, personal representative or heirs (“Representative”), provided, however, that in the event that the Employee is involuntarily discharged by the Company or its subsidiaries other than for cause, the Company shall have the authority (but not the obligation) to act, in its sole discretion, to accelerate the lapse of Restriction set forth in Section 3 above and to cause any Units that have not previously been paid out on a Delivery Date set forth in Section 3 above to be settled in the form of Company common stock on the date of such involuntary discharge.  The term discharge “for cause” shall have the meaning given that term by Section 10.

7.             Withholding Taxes.  The delivery of the shares pursuant to Section 3, 4, 5 or 6 above shall be conditioned on the Company providing for the automatic withholding of shares to cover any taxes as may be required to be withheld by US federal, state, local or local law with respect to such lapse or delivery.

8.             Rights Not Enlarged.  Nothing herein confers on the Employee any right to continue in the employ of the Company or of any of its subsidiaries.

9.             Succession.  This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Employee and his Representative.

10.           Discharge for Cause.  The term discharge “for cause” shall mean termination by the Company of the Employee’s employment for (A) the Employee’s failure to substantially perform the duties of his employment (other than any such failure resulting from the Employee’s disability); (B) material breach by the Employee of the terms and conditions of his employment; (C) material breach by the Employee of business ethics; (D) an act of fraud, embezzlement or theft committed by the Employee in connection with his duties or in the course of his employment; or (E) wrongful disclosure by the Employee of secret processes or confidential information of the Company or its subsidiaries.

11.           No Contract as of Right.  The grant of Units under the Plan does not create any contractual or other right to receive additional Restricted Stock Unit grants or other Plan benefits in the future.  Nothing contained in this agreement is intended to create or enlarge any other contractual obligations between the Company and the Employee.  Future grants, if any, and their terms and conditions, will be at the sole discretion of the Compensation Committee.  Unless expressly provided by the company in writing, any value associated with the Units granted under the Plan is an item of compensation outside the scope of the Employee’s employment contract, if any, and shall not be deemed part of the Employee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, or end-of-service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.

12.           Data Privacy.  This grant of Units shall be interpreted to effect the original intent of the Company as closely as possible to the fullest extent permitted by applicable law (including, without limitation, any laws governing data privacy).  If any condition or provision of this option is invalid, illegal, or incapable of being enforced under any applicable law or regulation governing data privacy, including the privacy laws and regulations of the European economic area, all other conditions and provisions of the Units shall nevertheless remain in full force and effect.  By accepting this grant, the Employee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph.  The Employee is not obliged to consent to such collection, use, processing and transfer of personal data.  However, failure to provide the consent may affect the Employee’s ability to participate in the Plan.  The company, its subsidiaries and the Employee’s employer hold certain personal information about the Employee, including the Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, the number of common shares of the Company (if any) owned by the Employee, whether the Employee is a member of the Board of Directors of the Company or of any of its subsidiaries, details of all stock options or any other entitlement to common shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor for the purpose of managing and administering the Plan or this grant (collectively “personal data”).  The Company and/or its subsidiaries will transfer personal data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and the Company and/or any of its subsidiaries may each further transfer personal data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European economic area, or elsewhere throughout the world, such as the United States.  The Employee hereby authorizes them to receive, possess, use, retain and transfer the personal data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan, including any transfer of such personal data as may be required for the administration of the Plan and/or the subsequent holding of common shares on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any common shares acquired pursuant to the Plan.  The Employee may, when and to the extent required by applicable data privacy laws, review personal data and require any necessary amendments to it.  The employee may, at any time, withdraw the consents herein in writing by contacting the Company; however, withdrawing the Employee’s consent may affect the Employee’s ability to participate in the Plan.

13.           Payment of Dividend Equivalents.  For purposes of compliance with the requirements of Internal Revenue Code Section 409A, the specified date of paying any Dividend Equivalents to which an Employee is entitled under Section 1 is the year (<<YR1, YR2, YR3, or YR4>>) in which the associated dividends or distributions are paid on common stock. This Section 13 shall not create or expand any rights to Dividend Equivalents.

14.           Section 409A.  If the Company determines that this Agreement is subject to 409A of the Internal Revenue Code and fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, amend the Agreement to cause it to comply with Section 409A or be exempt from Section 409A.

IN WITNESS WHEREOF, the Company has caused this Award to be executed by its duly authorized officer as of the grant date set forth above.

ABBOTT LABORATORIES

By

«FirstMILast»